                                                                   EXHIBIT 10.59

                          RESTRICTED SHARE UNIT AWARD
                          ---------------------------

     THIS AGREEMENT is entered into as of the 25/th/ day of October, 2000 (the "Award Date"), by and between STORAGE USA, INC. (the "Company") and the participant set forth on the signature page of this Agreement (the "Participant").

     WHEREAS, the 1993 Omnibus Stock Plan (the "Plan") is intended to secure for the Company the benefits of the incentive inherent in common stock ownership by employees of the Company who are largely responsible for the Company's future growth and continued financial success, and to reward certain of its key employees with shares of the Company's stock through the use of Restricted Share Units ("Restricted Share Units" or "Units") subject to restrictions set forth herein and in Section 7 of the Plan; and

     WHEREAS, the Board of Directors of the Company has established a committee (the "Human Resources Committee") which has the exclusive authority to determine the eligibility of employees to participate in the Plan; and

     WHEREAS, the Human Resources Committee has determined that the Participant named above shall be awarded Restricted Share Units, each such Unit representing, and upon vesting, convertible into one share of common stock of the Company ("Common Stock"), subject to the terms and conditions of this Agreement;

     NOW, THEREFORE, the Company and the Participant hereby agree as follows:

     1.   Restricted Share Unit Award. The Company hereby grants to the
          ---------------------------
Participant ((Rest)) Restricted Share Units pursuant to the Plan and subject to the conditions and restrictions hereinafter set forth.

     2.   Transfer Restrictions.  Prior to the date on which the Restricted
          ---------------------
Share Units are converted into shares of Common Stock, none of the Restricted Stock Units, the Common Stock represented by such Units or the right to receive dividend equivalent payments with respect to such Units may be sold, transferred, pledged, hypothecated or otherwise encumbered. Such restrictions shall be noted upon any certificates issued to Participant pursuant to this
Agreement.   Notwithstanding the preceding sentence, any Units or shares deliverable to the Participant or his beneficiary under this Agreement may, as determined by the Company in its sole discretion, be offset by any liability of the Participant then owing to the Company. An amount shall be subject to offset hereunder if due or otherwise payable by the Participant at any time and for any reason to the Company, including, but not limited to, a loan to the Participant, recovery of amounts arising from or due to misconduct of the Participant, or any other liability or obligation of the Participant of any type, as determined by the Company in its sole discretion.

     3.   Vesting.  The Restricted Share Units shall vest and become
          -------
nonforfeitable as set forth below, provided that Participant is a full time employee of the Company on each date that vesting occurs:

                      Date                     Number of Units Vested
                      ----                     ----------------------

          October 25, 2001                          ((RSU))  Units
          October 25, 2002                          ((RSU1)) Units
          October 25, 2003                          ((RSU2)) Units
          October 25, 2004                          ((RSU3)) Units

     4.   Acceleration of Vesting. Notwithstanding anything herein to the
          -----------------------
contrary, the Restricted Share Units shall immediately vest and become nonforfeitable in the event: (a) Participant's employment by the Company is terminated by reason of the death or disability (as such term is defined in the Plan) of Participant; or (b) the Company undergoes a "change in control" (as such term is defined in the Plan).

     5.   Reservation of Shares; Dividends and Other Distributions.  (a) The
          --------------------------------------------------------
Company shall at all times reserve for issuance upon conversion of Units a number of shares of Common Stock adequate to fully convert all outstanding Units.

(b) If a dividend or other distribution is declared or paid with respect to a share of Common Stock in Common Stock, the accounts of the Participants shall be credited with an equivalent number of additional Units with respect to each Unit held by them. If a dividend or other distribution is declared or paid with respect to a share of Common Stock in cash or other property, the accounts of the Participants shall be credited with an equivalent number of additional Units equal in value to the amount of such dividend or distribution with respect to each Unit held by them. This credit of additional Units shall be made as of the date the dividend or distribution is to be paid, based on the fair market value of a share of Common Stock (or, with respect to distributions of other property, the fair market value of such property) as of such date (as determined by the Human Resources Committee in its sole discretion). If the Common Stock is changed into or exchangeable for a different number or kind of stock or other securities of the Company or other corporation (whether through reorganization, reclassification, recapitalization, stock split-up, merger or otherwise), the Units shall thereafter represent the right to receive such stock or other securities subject to the same terms and restrictions as were applicable to the Common Stock. Any additional Units credited to a Participant under this paragraph prior to a vesting date set out in Section 3 shall vest and become nonforfeitable as of that date and the vesting of any such units shall be accelerated as provided in paragraph 4.

     6.   Forfeiture of Restricted Share Units. Except in set forth in the Plan,
          ------------------------------------
thirty (30) days following the termination of employment of the Participant with the Company for any reason other than Participant's death or disability, all rights, title and interest of the Participant in and to the Restricted Share Units, to the extent such ownership of such Restricted Share Units has not vested in Participant, shall forthwith be canceled and the Company shall have no further obligation to the Participant with respect thereto.

     7.   End of Restricted Period. (a) At such time as Participant satisfies
          ------------------------
the vesting criteria set forth in Section 3 or vesting is accelerated pursuant to Section 4, the restrictions set forth in this Agreement shall lapse and the Secretary (or his/her designee) of the Company shall, as soon as administratively feasible, deliver to the Participant the number shares of Common Stock (or other stock or securities) represented by such Units, free and clear of any restriction or legend with respect thereto. Fractional shares of Common Stock will not be issued; rather, any fractional shares will be converted into cash and paid as such to the Participant.

     (b) Notwithstanding (a), the Participant may elect, in such manner as may be established by the Company, at any time up to three months preceding the date of vesting, to defer receipt of such shares for such period as he or she may designate in such election. Until conversion of the Units into Common Stock Participant will not have the rights of a shareholder.

     8.   Withholding Tax.  As provided in Section 13 of the Plan, the Company
          ---------------
shall have the right to withhold with respect to any taxes required by law to be withheld because of the award or any election made by the Participant with respect thereto.

     9.   Representation and Covenant of Participant. The Participant does
          ------------------------------------------
hereby represent that: (a) he or she has no present intention to transfer, sell or otherwise dispose of the Restricted Share Units, except as permitted by the Plan and in compliance with applicable securities laws and (b) the Restricted Share Units are received pursuant to the terms, provisions and conditions of the Plan and this Agreement, to all of which the Participant does expressly assent.

     10.  Status of Agreement.  This Agreement shall be binding upon and inure
          -------------------
to the benefit of the Company, its successors and assigns and the Participant and his or her heirs, executors, administrators and legal representatives. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and may not be amended except by written instrument signed by both parties. This Agreement will be construed in accordance with and governed by the laws of the State of Tennessee. Nothing in this Agreement shall be construed as giving the Participant any right to continued employment with the Company. Except as otherwise expressly provided herein, the terms and conditions of the Participant's employment with the Company shall remain unchanged. The benefits provided under this Agreement are intended to be unfunded for purposes of federal law. The right of a Participant (or his beneficiary) to receive payment under this Agreement shall be a general unsecured claim against the general assets of the Company.

     11.  Incorporation of Plan by Reference.  The Restricted Share Units are
          ----------------------------------
being issued pursuant to the terms of the Plan, the terms of which are incorporated herein by reference, and this Agreement shall in all respects be interpreted in accordance with the Plan. The Human Resources Committee shall interpret and construe the Plan and this instrument, and its interpretations and determinations shall be conclusive and binding on the parties hereto and any other person claiming an interest hereunder, with respect to any issue arising hereunder or thereunder.

     12.  Notice to Company:
          -----------------
          Storage USA, Inc.
          ATTN:  Corporate Secretary
          175 Toyota Plaza, Suite 700
          Memphis, TN 38103

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.


                                   STORAGE USA, INC.


                                   By: /s/ John McConomy
                                       -----------------------------
                                       John McConomy


                                   Title: EVP and General Counsel
                                          --------------------------


                                   PARTICIPANT:


                                   ___________________________
                                   (Signature) ((Edited_Name))

                                      -3-